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                                                                   Exhibit 23.4

                       CONSENT OF MANNON ASSOCIATES, INC.

The Board of Directors
Delta Petroleum Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Delta Petroleum Corporation and in the related Prospectus (collectively, the "Registration Statement") of the Delta Petroleum Corporation Transition Report on Form 10-K for the six months ended December 31, 2006, which includes our name and information regarding our review of the reserve estimates or Delta Petroleum Corporation.

/s/ Mannon Associates, Inc. by Robert W. Mannon
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Santa Barbara, California
September 13, 2006